UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2019

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2019, Black Ridge Oil & Gas, Inc. (“Black Ridge”) entered into a consulting service agreement (the “Consulting Agreement”) with Allied Esports Entertainment, Inc., a Delaware corporation (“Allied Esports”) under which, Black Ridge has agreed to provide certain services required by Allied Esports, including, without limitation, administrative and accounting services (“Consulting Services”) through December 31, 2019.

Under the Consulting Agreement, Black Ridge is entitled to specified payment for the Consulting Services to be paid on the date of execution and the first day of each following month with expected aggregate total payments of approximately $375,000 over the term of the Consulting Agreement. In addition, the Consulting Agreement specifies that Black Ridge must maintain adequate accounting records which in reasonable detail fairly reflect the Consulting Services provided to Allied Esports and provide Allied Esports’s representatives, advisers and consultants the right to review and examine the books and records of Black Ridge which relate to the provisions of the Consulting Services at any reasonable time during Black Ridge’s regular business hours with any fees and expenses relating to the audit right borne by Allied Esports.

The Consulting Agreement also includes standard representations, warranties and indemnification provisions.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to such agreement which will be filed as an exhibit to Black Ridge’s Form 10-Q for the period in which the Consulting Agreement was entered into.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: August 22, 2019